Exhibit 99.1

M-tron Industries, Inc. Reports Robust Fourth Quarter and Full Fiscal Year 2024 Results; Record Full Year Revenues, Gross Margins and Earnings

ORLANDO, Florida (March 27, 2025) — M-tron Industries, Inc. (NYSE American: MPTI) ("Mtron" or the "Company"), a designer and manufacturer of highly-engineered electronic components used to control the frequency or timing of signals in electronic circuits, announced strong financial results for the fourth quarter and full fiscal year ended December 31, 2024.

Fourth Quarter 2024 Highlights

•	Revenues increased 18.9%, or $2.0 million, to $12.8 million for the three months ended December 31, 2024 from $10.8 million for the three months ended December 31, 2023
•	Gross margin increased 360 basis points to 47.2% for the three months ended December 31, 2024 from 43.6% for the three months ended December 31, 2023
•	Net income per diluted share increased 2,333.3%, or $0.70, to $0.73 for the three months ended December 31, 2024 from $0.03 for the three months ended December 31, 2023

Fiscal Year 2024 Highlights

•	Revenues increased 19.1%, or $7.8 million, to $49.0 million for the fiscal year ended December 31, 2024 from $41.2 million for the fiscal year ended December 31, 2023
•	Gross margin increased 550 basis points to 46.2% for the fiscal year ended December 31, 2024 from 40.7% for the fiscal year ended December 31, 2023
•	Net income per diluted share increased 107.4%, or $1.37, to $2.65 for the fiscal year ended December 31, 2024 from $1.28 for the fiscal year ended December 31, 2023

"We are pleased to report robust financial results for the full fiscal year 2024, reflecting the continued momentum in our business and the effectiveness of our strategic initiatives," said Cameron Pforr, Mtron Interim Chief Executive Officer. "Our performance underscores the strength and ability of the Mtron team to drive sustained growth and the confidence of our defense and commercial customers in Mtron's ability to deliver critical components and solutions."

Results from Operations

Fourth Quarter 2024

Revenue was $12.8 million in the fourth quarter of 2024 compared with $10.8 million in the fourth quarter of 2023. The increase was primarily due to higher sales related to continued strong defense program product and solution shipments.

Net income was $2.1 million, or $0.73 per diluted share, in the fourth quarter of 2024 compared with $73.0 thousand, or $0.03 per diluted share, in the fourth quarter of 2023. In addition to the factors discussed above, the increase was primarily due to lower stock-based compensation expense partially offset by higher manufacturing cost of sales driven higher revenues, higher engineering expenses related to increased investment in research and development, higher sales commissions related to the increase in revenues, and an increase in administrative and corporate expenses to support the growth in revenues.

Gross margin was 47.2% in the fourth quarter of 2024 compared with 43.6% in the fourth quarter of 2023. The increase was primarily due to higher revenues, improved manufacturing efficiencies, and a higher margin product mix.

Adjusted EBITDA was $3.1 million in the fourth quarter of 2024 compared with $2.4 million in the fourth quarter of 2023. The increase was primarily due to improved gross margins and continued containment of expenses as well as a higher margin product mix.

Fiscal Year 2024

Revenue was $49.0 million in 2024 compared with $41.2 million in 2023. The increase was primarily due to higher sales related to continued strong defense program product and solution shipments.

Net income was $7.6 million, or $2.65 per diluted share, in 2024 compared with $3.5 million, or $1.28 per diluted share, in 2023. The increase in revenues discussed above was partially offset by higher manufacturing cost of sales driven higher revenues, higher engineering expenses related to increased investment in research and development, higher sales commissions related to the increase in revenues, and an increase in administrative and corporate expenses to support the growth in revenues.

Gross margin was 46.2% in 2024 compared with 40.7% in 2023. The increase was primarily due to higher revenues, improved manufacturing efficiencies, and a higher margin product mix.

Adjusted EBITDA was $11.1 million in 2024 compared with $7.7 million in 2023. The increase was primarily due to improved gross margins and continued containment of expenses as well as a higher margin product mix.

"The Company reported record revenues for the third year in a row, largely driven by strong growth in the Aerospace and Defense sector, which increased over 40% year over year. Our Avionics sector also grew slightly, which focuses on large commercial aircraft and some business jets. 2024 proved to be a difficult year for the major airframe providers, but we anticipate this sector picking up throughout the year and remaining strong as they begin to work through their large backlog of orders, " continued Mr. Pforr. "Overall business performance, combined with the exercise of stock options, significantly strengthened our balance sheet, which ended the year with $12.6 million of cash and cash equivalents."

Backlog

Backlog was $47.2 million as of December 31, 2024 compared to $47.8 million as of December 31, 2023. The slight decrease reflects the continued strategy and focus on securing large, long duration program centric business, which can materially affect backlog to the timing and size of these orders.

Warrant Dividend

On February 27, 2025, Mtron's Board of Directors declared a dividend of warrants to purchase shares of common stock to holders of Mtron's common stock as means of distributing value to its stockholders. The record date for the warrants is March 10, 2025. A Q&A describing the anticipated terms of the warrants is available on the Investor Relations section of Mtron's website at ir.mtronpti.com.

Investor Call

Management, including Mr. Pforr, will host a conference call with the investment community on Friday, March 28, 2025, to discuss the Company's fourth quarter 2024 results and to respond to investor questions.

The call will begin at 10:30 a.m. Eastern Time (U.S. and Canada) on Friday, March 28, 2025, and can be accessed using the dial-in details below:

Toll-Free Dial-in Number:	(800) 715-9871
Toll Dial-in Number:	+1 (646) 307-1963
Conference ID:	8987082

An archive will be available after the call on the Investor Relations section of Mtron’s website at ir.mtronpti.com, along with Mtron’s earnings release.

About Mtron

M-tron Industries, Inc. (NYSE American: MPTI) was originally founded in 1965 and designs, manufactures and markets highly engineered, high reliability frequency and spectrum control products and solutions. As an engineering-centric company, Mtron provides close support to its customers throughout our products’ entire life cycle, including product design, prototyping, production and subsequent product upgrades. Mtron has design and manufacturing facilities in Orlando, Florida and Yankton, South Dakota, a sales office in Hong Kong, and a manufacturing facility in Noida, India. For more information, visit www.mtronpti.com.

Cautionary Note Concerning Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, such as those pertaining to the uncertain financial impact of COVID-19 and the Company's financial condition, results of operations, business strategy and financial needs. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words "believe," "expect," "anticipate," "should," "plan," "will," "may," "could," "intend," "estimate," "predict," "potential," "continue" or the negative of these terms and similar expressions, as they relate to Mtron, are intended to identify forward-looking statements.

These forward-looking statements are largely based on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the Company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by Mtron with the Securities and Exchange Commission, including those risks set forth under the heading "Risk Factors" in the Company’s Annual Report on Form 10-K as filed with the SEC on March 27, 2025. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. Mtron undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements. For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A Form 8-A registration statement and prospectus supplement describing the terms of the warrants and the shares of common stock issuable upon exercise thereof will be filed with the SEC and will be available on the SEC's website located at http://www.sec.gov. When available, holders of the Company's common stock should read the prospectus supplement carefully, including the Risk Factors section included and incorporated by reference therein. This press release contains a general summary of the warrants. Please read the warrant agreement when it becomes available as it will contain important information about the terms of the warrants.

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Contact:

M-tron Industries, Inc. Investor Relations
ir@mtronpti.com

Cameron Pforr
Interim Chief Executive Officer

M-tron Industries, Inc.

Quarterly Summary

(Unaudited)

	2022				2023				2024
(in thousands)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues	$7,691	$7,064	$8,417	$8,673	$9,367	$10,140	$10,888	$10,773	$11,185	$11,808	$13,214	$12,805
Y/Y					21.8%	43.5%	29.4%	24.2%	19.4%	16.4%	21.4%	18.9%
Y/2Y									45.4%	67.2%	57.0%	47.6%

Gross margin	37.3%	37.5%	32.4%	35.7%	34.1%	41.6%	42.8%	43.6%	42.7%	46.6%	47.8%	47.2%
Y/Y					-8.6%	10.9%	32.1%	22.1%	25.2%	12.0%	11.7%	8.3%
Y/2Y (a)									14.5%	24.3%	47.5%	32.2%

Net income (b)	$619	$486	$503	$190	$553	$1,277	$1,586	$73	$1,486	$1,744	$2,267	$2,139
Y/Y					-10.7%	162.8%	215.3%	-61.6%	168.7%	36.6%	42.9%	2830.1%
Y/2Y (a)									140.1%	258.8%	350.7%	1025.8%

Adjusted EBITDA (c)	$1,177	$841	$876	$1,114	$1,028	$1,931	$2,336	$2,397	$2,262	$2,523	$3,300	$3,056
Y/Y					-12.7%	129.6%	166.7%	115.2%	120.0%	30.7%	41.3%	27.5%
Y/2Y (a)									92.2%	200.0%	276.7%	174.3%
(a)	Year over 2 years
(b)	Q1 2022 - Q3 2022 do not include any public company costs as these periods were pre-IPO.
(c)	A reconciliation of non-GAAP financial measures to the most comparable GAAP measure is provided at the end of this press release.

M-tron Industries, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
(in thousands, except share data)	2024	2023	2024	2023
Revenues	$12,805	$10,773	$49,012	$41,168
Costs and expenses:
Manufacturing cost of sales	6,755	6,080	26,372	24,402
Engineering, selling and administrative	3,473	4,753	13,246	12,467
Total costs and expenses	10,228	10,833	39,618	36,869
Operating income (loss)	2,577	(60)	9,394	4,299
Other income, net:
Interest income, net	104	13	243	7
Other income, net	77	100	138	94
Total other income, net	181	113	381	101
Income before income taxes	2,758	53	9,775	4,400
Income tax (benefit) provision	619	(20)	2,139	911
Net income	$2,139	$73	$7,636	$3,489

Income per common share:
Basic	$0.76	$0.03	$2.78	$1.29
Diluted	$0.73	$0.03	$2.65	$1.28

Weighted average shares outstanding:
Basic	2,811,502	2,703,840	2,748,186	2,696,445
Diluted	2,925,348	2,774,023	2,883,944	2,733,502

M-tron Industries, Inc.

Consolidated Balance Sheets

(Unaudited)

(in thousands, except share data)	December 31, 2024	December 31, 2023
Assets:
Current assets:
Cash and cash equivalents	$12,641	$3,913
Accounts receivable, net of allowances of $182 and $141, respectively	6,842	4,802
Inventories, net	9,509	8,884
Prepaid expenses and other current assets	760	588
Total current assets	29,752	18,187
Property, plant, and equipment, net	5,061	4,131
Right-of-use lease asset	9	97
Intangible assets, net	40	45
Deferred income tax asset	1,623	1,835
Other assets	3	10
Total assets	$36,488	$24,305

Liabilities:
Total current liabilities	5,216	4,384
Non-current liabilities	—	26
Total liabilities	5,216	4,410

Total stockholders' equity	31,272	19,895
Total liabilities and stockholders' equity	$36,488	$24,305

Non-GAAP Financial Measures

Throughout this press release, including the results from operations, the Company presents its financial condition and results of operations in the way it believes will be most meaningful and representative of its business results. Some of the measurements the Company uses are "Non-GAAP financial measures" under SEC rules and regulations. The non-GAAP financial measures the Company presents are listed below and may not be comparable to similarly-named measures reported by other companies. the reconciliations of such measures to the most comparable GAAP measures in accordance with Regulation G are included within the relevant tables attached to this press release. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

The Company uses the following operating performance measure because the Company believes it provides both management and investors with a more complete understanding of the underlying operational results and trends and our marketplace performance:

Adjusted EBITDA is derived by excluding the items set forth below from Income before income taxes. Excluded items include the following:

•	Interest income
•	Interest expense
•	Depreciation
•	Amortization
•	Non-cash stock-based compensation
•	Other discrete items that might have a significant impact on comparable GAAP measures and could distort the evaluation of our normal operating performance

Reconciliation of GAAP Income Before Income Taxes to Non-GAAP Adjusted EBITDA

	Three Months Ended December 31,		Year Ended December 31,
(in thousands, except share data)	2024	2023	2024	2023
Income before income taxes	$2,758	$53	$9,775	$4,400
Adjustments:
Interest income, net	(104)	(13)	(243)	(7)
Depreciation	251	220	968	797
Amortization	—	13	5	53
Total adjustments	147	220	730	843
EBITDA	2,905	273	10,505	5,243
Non-cash stock compensation	151	2,124	636	2,421
Excess Separation costs	—	—	—	28
Adjusted EBITDA	$3,056	$2,397	$11,141	$7,692

The following table is a reconciliation of Adjusted EBITDA to Income before income taxes:

	2022				2023				2024
(in thousands)	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4
Revenues	$7,691	$7,064	$8,417	$8,673	$9,367	$10,140	$10,888	$10,773	$11,185	$11,808	$13,214	$12,805

Income before income taxes	$794	$592	$614	$595	$719	$1,582	$2,046	$53	$1,863	$2,146	$3,008	$2,758
Adjustments:
Interest expense (income)	3	2	1	5	2	5	(1)	(13)	(32)	(44)	(63)	(104)
Depreciation	148	165	173	185	195	190	192	220	219	220	278	251
Amortization	13	14	13	14	13	14	13	13	5	—	—	—
Total adjustments	164	181	187	204	210	209	204	220	192	176	215	147
EBITDA	958	773	801	799	929	1,791	2,250	273	2,055	2,322	3,223	2,905
Non-cash stock compensation	219	68	75	96	71	140	86	2,124	207	201	77	151
Excess Spin-off costs	—	—	—	219	28	—	—	—	—	—	—	—
Adjusted EBITDA	$1,177	$841	$876	$1,114	$1,028	$1,931	$2,336	$2,397	$2,262	$2,523	$3,300	$3,056

Adjusted EBITDA margin	15.3%	11.9%	10.4%	12.8%	11.0%	19.0%	21.5%	22.3%	20.2%	21.4%	25.0%	23.9%